IVY FUND

                  FUND ACCOUNTING SERVICES AGREEMENT SUPPLEMENT

                                  Ivy Bond Fund
                                 Ivy Canada Fund
                                 Ivy Global Fund
                 Ivy Short-Term U.S. Government Securities Fund


         AGREEMENT made as of the 31st day of December, 1994, by and between Ivy Fund (the "Fund") and Mackenzie Investment Management Inc. (the "Agent").

         WHEREAS, the Fund is an open-end investment company, organized as a Massachusetts business trust, and consists of such separate investment portfolios as have been or may be established and designated by the Trustees of the Fund from time to time;

         WHEREAS, a separate class of shares of the Fund is offered to investors with respect to each investment portfolio;

         WHEREAS, the Fund has adopted a Master Fund Accounting Services Agreement ("Master Agreement") dated January 25, 1993, pursuant to which the Fund has appointed the Agent to provide the fund accounting services specified in that Master Agreement; and

         WHEREAS, Ivy Bond Fund, Ivy Canada Fund, Ivy Global Fund and Ivy Short-Term U.S. Government Securities Fund (the "Portfolios") are separate investment portfolios of the Fund.

         NOW, THEREFORE, the Trustees of the Fund hereby take the following actions, subject to the conditions set forth:

         1. As provided for in the Master Agreement, the Fund hereby adopts the Master Agreement with respect to the Portfolios, and the Manager hereby acknowledges that the Master Agreement shall pertain to the Portfolios, the terms and conditions of such Master Agreement being hereby incorporated herein by reference.

         2. The term "Portfolios" as used in the Master Agreement shall, for purposes of this Supplement, pertain to the Portfolios.

         3. As provided in the Master Agreement and subject to further conditions as set forth therein, the Portfolios shall pay the Agent a monthly fee based upon the rate(s) set forth in the Fee Schedule attached hereto as Annex 1.

         4. This Supplement and the Master Agreement (together, the "Agreement") shall become effective with respect to the Portfolios as of the date specified above and unless sooner terminated as hereinafter provided, the Agreement shall remain in effect with respect to the Portfolios for a period of more than one
(1) year from such date only so long as the continuance is specifically approved at least annually by the Fund's Board of Trustees, including the vote or written consent of a majority of the Fund's Independent Trustees. This Agreement may be terminated with respect to the Portfolios, without payment of any penalty, by the Portfolios upon at least ninety (90) days' prior written notice to the Agent or by the Agent upon at least ninety (90) days' prior written notice to the Portfolios; provided, that in the case of termination by the Portfolios, such action shall have been authorized by the Fund's Board of Trustees, including the vote or written consent of a majority of the Fund's Independent Trustees.

                            IVY FUND,
                            on behalf of Ivy Bond Fund, Ivy Canada Fund,
                            Ivy Global Fund and Ivy
                            Short-Term U.S. Government Securities Fund


                            By: /s/ MICHAEL C. LANDRY
                                TITLE:  President



                            MACKENZIE INVESTMENT MANAGEMENT INC.


                            By: /s/ MICHAEL C. LANDRY
                                TITLE:  President

                                     ANNEX 1

                       FUND ACCOUNTING SERVICES AGREEMENT
                                  FEE SCHEDULE



                             BASED UPON ASSETS UNDER
                            MANAGEMENT (IN MILLIONS)

                  $0-$10           $10-$40           $40-$75          Over $75
                  ------           -------           -------          --------

Ivy International
Bond Fund         $1,250            $2,500            $5,000           $6,500


Ivy Canada Fund   $1,250           $2,500            $5,000           $6,500

Ivy Global Fund   $1,250           $2,500            $5,000           $6,500



                       $0-20            $20-$75           $75-$100    over $100
                       -----            -------           --------    ---------

Ivy Bond Fund          $1,000           $1,500            $4,000      $6,000

Ivy Short-Term U.S.
Government Securities
Fund                   $1,000           $1,500            $4,000      $6,000